UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101

(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2025, Transuite.Org Inc. (the “Company” or “TRSO”) entered into a Letter of Intent (“LOI”) with SYD GOLDX PTY LTD (“SGX”), an Australian licensed Digital Currency Exchange, pursuant to which TRSO proposes to acquire 51% of the equity interest in SGX through the issuance of shares of TRSO’s common stock (the “Transaction”).

The LOI provides that the parties will negotiate in good faith to enter into a definitive agreement, subject to satisfactory completion of due diligence, negotiation of final terms, approval by the boards of directors of both companies, and other customary conditions. The LOI includes mutual confidentiality provisions and grants either party the right to terminate the agreement in writing should the due diligence results prove unsatisfactory.

The LOI does not create any legally binding obligation to consummate the Proposed Transaction, and there can be no assurance that a definitive agreement will be executed or that the transaction will be completed.

A copy of the LOI is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 26, 2025, TRSO issued a press release announcing the LOI. A copy is attached as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to liability under that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated September 26, 2025, between Transuite. Org Inc. and SYD GOLDX PTY LTD
99.1	Press Release dated September 26, 2025

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUTIE.ORG INC.

Date: September 29, 2025	By:	/s/ Mengqing Fan
	Name:	Mengqing Fan
	Title:	Chief Executive Officer

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